                                  EXHIBIT 10.3

                     LEASE (MARIPOSA - SIERRA'S FACILITIES)

                                LEASE AGREEMENT

                 THIS LEASE AGREEMENT is entered into on the date or dates last below written by and between Sierra Press, Inc. hereinafter referred to as "LESSOR" and Tellurian Press, Inc., hereinafter referred to as "LESSEE."


                                   WITNESSETH

Lessor, for and in consideration of the terms, provisions, and conditions and covenants to be performed by Lessee, does hereby lease to Lessee and Lessee does hereby hire and take hereinafter set forth, those certain premises located in Mariposa, County of Mariposa, State of California, hereinafter particularly described: (see Exhibit "A")

In consideration of said demise and the terms, provisions, conditions and covenants herein contained, it is agreed by and between Lessor and Lessees as follows:

DESCRIPTION OF PREMISES: The premises are described as follows: Commercial improvements known as: 4988 Gold Leaf Drive, Mariposa, California 95338.

USE OF RENTAL AREA: The rental area shall be used for all activities in the normal course of business. No other use of said area shall be made without prior written approval of Lessor.

TERM, RENT OPTION TO RENEW: The term of this Lease shall be for a period of five (5) years. The initial term of this Lease shall commence July 1, 1996 and shall terminate June 30, 2001. Monthly rental from the commencement of this Lease until July 1, 1998 shall be the sum of Three Thousand Dollars and no cents ($3,000.00) per month for 8,600 square feet consisting of 4,000 square feet of office, break room, two bathrooms, and warehouse space @.4375 cents a sq. ft., 3,000 square feet of second story warehouse @.15 cents a sq. ft., 1,600 square feet of office space @.50 cents a sq. ft. Thereafter, rental shall be adjusted annually on July 1st of each year and shall be increased, but not decreased, by a percentage equal to the prior year's percentage increase in the San Francisco/Oakland Consumer Price Index for All Urban Wage Earners (1982-1984=100) as subject to a maximum annual increase of 5.00%. For purposes of computing such increases, the prior year's percentage increase in the Index shall be calculated by dividing the Index for the January prior to the date of the increase by the Index for the previous January. If this calculation shows that the Index has remained unchanged or has declined, the lease rate shall remain unchanged.

If the described index shall no longer be published or is no longer applicable, another generally recognized as authoritative shall be subsisted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco regional office of the Bureau of Labor Statistics or its successor. In no event shall the amount of minimum monthly rent be reduced below the amount paid in the month immediately preceding the applicable rental adjustment date.

Rent shall be paid monthly in advance upon the first business day of the month. In the event any rent payment is not paid within ten (10) days of the date when it was due, Lessee shall pay to Lessor a late charge in the sum of 5% of Monthly Rent in addition to all other amounts owing.

Upon the timely and faithful performance by Lessee of each and every term, covenant and condition as herein contained, Lessor hereby grants to Lessee an option to renew this Lease of all the provisions contained herein to a period of five (5) years following the expiration of the initial term, by giving the

Lessor written notice of intention to exercise said option not less than ninety
(90) days prior to the expiration of the initial term of this Lease. Rent for the five (5) year option period, if exercised, shall be adjusted on July 1st of each year in the same manner as described above with respect to the initial lease term.

In the event Lessee is in default on the date of giving notice of intention to exercise any option herein, said notice shall be totally ineffective and if Lessee is in default on the date that any extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term or the previous option renewal term.

Lessor shall pay, during the initial term of this Lease, and during extended terms, costs to Lessor for real property taxes and assessments, building insurance, and costs of exterior maintenance as hereinafter provided.

FIRE INSURANCE: During the term of this lease, Lessor shall be responsible for insuring the building against fire loss. Lessor shall have no responsibility for insuring Lessee's leasehold improvements, furniture, fixtures or other contents of the building. Lessee agrees to insure the same and hold Lessor harmless for or on account of any loss, injury or damage to any person or persons or their property, including that of Lessee, resulting from fire.

LIABILITY INSURANCE AND INDEMNIFICATION OF LESSOR: Lessor shall not be responsible or liable for any loss or injury, or damage occurring to Lessee or to third persons, or the property of third persons, in, about or on said leased premises, no matter how occurring, other than loss or injury resulting from acts or omissions of Lessor, and Lessee will save Lessor harmless for or on account of any loss, injury or damage to any person or persons or their property occurring therein, or resulting from Lessee's operation thereof. In that connection, Lessee agrees at their cost to maintain, during the term of this Lease, a public liability and property damage policy of insurance naming Lessor as an insured therein with limits of not less than One Million Dollars combined single limit bodily injury and/or property damage in one accident and will furnish Lessor with a certificate of such insurance. If Lessee fails to maintain such insurance, Lessor may obtain the same and Lessee will reimburse him therefore.

REPAIRS:

                  a. Lessor shall, prior to commencement of this LEASE AGREEMENT, place the heating, air conditioning, and the roof of the PREMISES in good working order.

                 b. During the term hereof, in the event of needed repairs of the heating or air conditioning equipment, or the roof, LESSOR and LESSEE shall share the costs equally.

                 c. LESSOR shall inspect the heating, air conditioning and roof annually during the term hereof.

                 d. LESSEE shall be responsible for all interior maintenance.

                 e. LESSEE shall be responsible for maintaining the exterior grounds.

                 f. LESSOR shall be responsible for maintaining all major electrical and plumbing located on the PREMISES except for negligence of LESSEE.

                 g. LESSEE shall be responsible for replacement of all light bulbs, interior lighting fixtures, receptacles, and switches during the term hereof.

                 h. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair and agrees on the last day of said term, or sooner termination of this Lease, to surrender unto Lessor all and singular said premises with said appurtenances in the same condition as when received, reasonable use and wear thereof, damage by fire, and acts of God excepted, and to remove all of Lessee's signs from said premises.

ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said premises or any part thereof or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void and shall, at the option of Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Lessor, however shall not withhold their consent to assignment unreasonably. Lessor's consent to subletting or assignment of this Lease shall not relieve Lessee from their obligations hereon.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall at their sole cost and expense, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statutes in the use of the premises, shall be conclusive of that fact as between Lessor and Lessee.

ATTORNEY'S FEES: Any action which shall be brought by Lessor for the recovery of any rent due under the terms of this Lease, or by either the Lessor or Lessee for the breach or enforcement of any of the conditions, covenants, or agreements herein set forth on the part of Lessor or Lessee to be kept and performed, or for the recovery of said premises, the party losing the action agrees to pay to the prevailing party on demand, reasonable attorney's fees as fixed by the court, and further agrees that the said attorney's fees shall become a part of the judgment of the prevailing party in such action.

TIME:  Time is of the essence of this Lease.

DEFAULT: In the event of any breach of this LEASE AGREEMENT by LESSEE, that continues for a period of thirty (30) days after LESSOR has given written notice to LESSEE to cure said breach, LESSOR shall be entitled to all legal remedies pursuant to the laws of the State of California.

WAIVER: The waiver by Lessor or Lessee, of any breach of any terms, covenant or condition herein contained shall not be deemed to waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

ENTRY OF LESSOR: Lessee shall permit Lessor and their agents to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor and their agents, at any time within thirty (30) days prior to the expiration of this Lease, to place upon said premises any usual or ordinary "to let" or "to lease" signs and exhibit the premises to prospective tenants at reasonable hours.

ALTERATIONS BY LESSEE: Lessee shall not make or construct any alterations, additions, or improvements in, on or to the premises without written consent of Lessor first had and obtained and unless otherwise agreed in writing, all alternations, additions or improvements permitted to be made or constructed by Lessee in, on or to the premises shall be at the sole cost and expense of Lessee and shall immediately be and become a part of the premises and the property of Lessor and shall remain upon, and be surrendered with, the premises as a part thereof at the expiration of the term of this Lease, whether by lapse of time or otherwise. This paragraph is subject to the provisions for trade fixtures set forth below. Lessee hereby acknowledges that said premises are taken as is and that Lessor does represent that said premises comply with all federal, state, municipal or local ordinances relative to the purposes for which Lessee shall use said premises and that any modification, change or the like necessary to comply with laws or ordinances shall be at the sole cost and expense of Lessor.

ASSIGNMENT BY OPERATION OF LAW: This Lease shall not be assignable by operation of law or otherwise, except through the laws of succession or probate, and in the event that a proceeding of insolvency be instituted against Lessee, whether such proceeding be voluntary or involuntary or should Lessee become a party to any proceeding under "An Act to Establish a Uniform System of Bankruptcy Throughout the United States" as it now is or as it may be amended in the future, other than as a creditor, or if Lessee makes an assignment for the benefit of creditor then Lessor may at their option enter upon said premises, remove all persons therefrom and terminate this Lease without any previous notice or demand.

TRADE FIXTURES: Lessee may install upon the premises trade fixtures to be used by them in the conduct of their business upon the premises, and such trade fixtures shall at all times remain the property of Lessee, provided, however, upon the expiration of the term of this Lease, Lessee shall be responsible for and shall pay Lessor for any damage or injury done to the premises as a result of the installation or removal of any such trade fixtures. All trade fixtures shall be removed on or before the last day of this Lease.

NON-RESPONSIBILITY NOTICE: Lessor may, if they deem fit, post such notice of non-responsibility under the mechanic's or materialmen's lien laws of the State of California as Lessor may deem proper to relieve themselves from liability or responsibility for mechanic's or materialmen's liens for any repairs or other improvements made by Lessee upon the premises, and Lessee shall indemnify Lessor and save them harmless from any and all claims of mechanics, materialmen, artisans or laborers furnishing materials or performing labor upon the premises at Lessee's request, and in any event, whether or not Lessor may have posted a notice of non-responsibility upon the premises, Lessee shall not permit any liens or other claims of any nature caused or authorized by Lessee to be reduced to final judgment as against said demised premises. Lessor shall at its expense maintain the parking lot and other common areas of the real property surrounding the building herein above described.

SIGNS: Lessee shall have the right to erect upon the exterior of the leased premises a sign which shall be appropriate to designate the business of Lessee located on the premises. No sign shall be painted upon the exterior wall of any such building except with the consent of Lessor. Should the erection of any sign upon the building require the attaching of said sign to such building, then at the end of the term of this Lease, or any renewal thereof, Lessee shall at its expense remove said sign and at its expense shall make any repairs to said building necessitated because of the attaching of the sign thereto or the removal of said sign.

UTILITIES: LESSEE shall be responsible for all utilities servicing the LEASED PREMISES during the term hereof, including but not limited to gas, water, electrical, and telephone.

CONDEMNATION: If any portion of the building or buildings located on the premises be condemned for a public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this Lease, as to the part so taken, shall terminate as of the date title shall vest in the condemned and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after condemnation bears to the value of the entire premises at the date of condemnation; but in either of such events, Lessor shall have the option to terminate this compensation awarded upon such condemnation or taking shall belong and be paid to the Lessor and Lessee shall have no claim thereto, except for any award separately stated for Lessee's fixtures, moving cost and expenses and Lessee hereby irrevocable assigns and transfers to Lessor any right to compensation or damages to which Lessee may become entitled during the term thereof by reason of the condemnation of all or a part of the expense, any claims Lessee may have against the condemning party for Lessee's moving and/or relocation expenses and for any of Lessee's business losses for which compensation is permitted by law.

DESTRUCTION OF PREMISES: In the event of a partial destruction of the said premises during the said term, from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred and twenty (120) days under the laws and regulations of state, federal, county or municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs shall interfere with the business carried on by Lessee in the said premises. If such repairs shall interfere with the business carried on by Lessee in the said premises. If such repairs cannot be made in one hundred and twenty (120) days, Lessor may, at their option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionally reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in one hundred and twenty (120) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the demised premises may be situated be destroyed to the extent of not less than 33 1/3% of the replacement cost thereof Lessor may elect to terminate this Lease, whether the demised premises be damaged or not. A total destruction of the building in which the said premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator; the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

COMPLIANCE WITH LAWS: Lessee shall, at Lessee's own expense, comply with all of the laws, rules, regulations, statutes, ordinances and requirements of all government authorities, pertaining to the use of the premises.

MODIFICATION: This Lease contains all of the agreements of the parties and cannot be amended or modified except by a written agreement.

REASONABLE CONSENT: Wherever in the Lease Lessor or Lessee is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other responsible in monetary damages for failure to give consent unless said consent is withheld maliciously or in bad faith.

BINDING ON SUCCESSORS AND ASSIGNS: Except as herein expressly prohibited, this Lease is binding upon and will inure to the benefit of the successors and assigns, executors and administrators of the parties to this agreement.

NOTICES: All notices to be given by LESSOR to LESSEE shall be made by sending the same by registered mail, postage prepaid, addressed to LESSEE as follows:

                                  Panorama International
                                  DBA:  Tellurian Press, Inc.
                                  2621 Empire Avenue
                                  Burbank, CA 91504

All notices to be given by LESSEE to LESSOR shall be given by sending the same by registered mail, postage prepaid, addressed to LESSOR as follows:

                                  Sierra Press, Inc.
                                  P.O. Box 430
                                  El Portal, CA 95318

EXECUTION OF LEASE AGREEMENT: This LEASE AGREEMENT shall be valid and binding upon the Parties hereto if executed by the Parties in counterparts.


LESSOR:


/s/Jim Wilson                                      Date:  July 1, 1996
--------------------                                      ------------
Sierra Press, Inc.

LESSEE:


/s/Edward H. Resnick                               Date:  July 1, 1996
-----------------------                                   ------------
Tellurian Press, Inc.

That certain property situated in the unincorporated area of the County of Mariposa, State of California, described as follows:


                                  EXHIBIT "A"

A portion of Parcel number 013-06-1-006-0, more particularly described as follows: Mariposa Industrial Park, Mariposa, California 95338-8,600 Square feet.